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                                                                    EXHIBIT 23.1


CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS


         We hereby consent to the incorporation by reference to the Registration Statement on Form S-8 (Registration Number 333-47696) of our report dated
March 8, 2002 on our audits of the consolidated financial statements of E-xact Transactions Ltd. as at December 31, 2001 and 2000, which report is included in the Annual Report on Form 10-KSB of E-xact Transactions Ltd. for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP

Chartered Accountants
Vancouver, British Columbia
March 28, 2002